
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                           DEC-3-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                       6,452,418
<SECURITIES>                               185,739,390<F1>
<RECEIVABLES>                                1,471,969
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             7,418,023<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             201,081,800
<CURRENT-LIABILITIES>                            5,970
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   200,567,836<F3>
<OTHER-SE>                                     507,994<F4>
<TOTAL-LIABILITY-AND-EQUITY>               201,081,800
<SALES>                                              0
<TOTAL-REVENUES>                             5,050,108<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,198,586<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,851,522
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,851,522
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,851,522
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0<F7>

<F1>Includes Participating Insured Mortgages ("PIMs") of $165,924,592 and
mortgage-backed securities ("MBS") of $19,814,798.
<F2>Includes prepaid acquisition fees and expenses of $12,669,881 net of accumulated amortization of $7,145,237 and prepaid participation servicing fees of $4,189,611 net of accumulated amortization of $2,296,232.
<F3>
Represents total equity of General and Limited Partners. General Partners deficit of ($192,836) and Limited Partners equity of $200,760,672.
<F4>Unrealized gain on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $1,699,948 of amortization of prepaid fees and expenses.
<F7>Net income allocated $85,546 to General Partners and $2,765,976 to the Limited
Partners. Average net income per Limited Partner interest is $.18 on 14,956,896 Limited Partner interests outstanding.

